Exhibit (d)(39)(b)

AMENDMENT TO SUBADVISORY AGREEMENTS

American Skandia Investment Services, Inc. and/or Prudential Investments LLC and LSV Asset Management (“LSV” or “Subadviser”) hereby agree to amend each of the seven subadvisory agreements (including amendments) listed below (collectively, the “Agreements”) by amending existing Exhibit A or Schedule A (as applicable) to each such Agreement (together, “Existing Schedule A”), which addresses the level of subadvisory fees under each such Agreement. Existing Schedule A is hereby replaced in its entirety with the attached Amended Schedule A, effective as of January 1, 2007.

This Amendment may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original but all of which taken together shall constitute one and the same instrument.

The Agreements affected by this Amendment consist of the following:

1.

Subadvisory Agreement, dated as of November 1, 2004, by and among American Skandia Investment Services, Inc., Prudential Investments LLC, and Subadviser, pursuant to which Subadviser has been retained to provide investment advisory services to the AST International Value Portfolio of American Skandia Trust (formerly the AST LSV International Value Portfolio);

2.

Subadvisory Agreement, dated as of March 20, 2006, by and among American Skandia Investment Services, Inc., Prudential Investments LLC, and Subadviser, pursuant to which Subadviser has been retained to provide investment advisory services to the AST Advanced Strategies Portfolio of American Skandia Trust;

3.

Subadvisory Agreement, dated as of January 1, 2006, by and between Prudential Investments LLC and Subadviser, pursuant to which Subadviser has been retained to provide investment advisory services to the SP International Value Portfolio of The Prudential Series Fund (formerly the SP LSV International Value Portfolio);

4.

Subadvisory Agreement, dated as of January 1, 2006, by and between Prudential Investments LLC and Subadviser, pursuant to which Subadviser has been retained to provide investment advisory services to the Global Portfolio of The Prudential Series Fund;

5.

Subadvisory Agreement, dated as of March 25, 2005, by and between Prudential Investments LLC and Subadviser, pursuant to which Subadviser has been retained to provide investment advisory services to the International Equity Portfolio of The Target Portfolio Trust;

6.

Subadvisory Agreement, dated as of March 25, 2005, by and between Prudential Investments LLC and Subadviser, pursuant to which Subadviser has been retained to provide investment advisory services to the Target Moderate Allocation Fund of Target Asset Allocation Funds (formerly the Strategic Partners Moderate Allocation Fund of Strategic Partners Asset Allocation Funds); and

7.

Subadvisory Agreement, dated as of March 25, 2005, by and between Prudential Investments LLC and Subadviser, pursuant to which Subadviser has been retained to provide investment advisory services to the Target Growth Allocation Fund of Target Asset Allocation Funds (formerly the Strategic Partners Growth Allocation Fund of Strategic Partners Asset Allocation Funds).

American Skandia Investment Services, Inc. and/or Prudential Investments LLC and Subadviser further agree that Amended Schedule A supersedes any other fee arrangements, written or oral, that may be applicable to the Agreements listed above.

IN WITNESS HEREOF, American Skandia Investment Services, Inc., Prudential Investments LLC, and LSV Asset Management have duly executed this Amendment as of the date and year first written above.

PRUDENTIAL INVESTMENTS LLC

By:___________________________
Name:________________________
Title:_________________________

AMERICAN SKANDIA INVESTMENT SERVICES, INC.

By:___________________________
Name:________________________
Title:_________________________

LSV Asset Management

By:__________________________

Name:________________________

Title:_________________________

Effective Date: January 1, 2007

AMENDED SCHEDULE A

Target Asset Allocation Funds

The Target Portfolio Trust

American Skandia Trust

The Prudential Series Fund

As compensation for services provided by LSV Asset Management (LSV), American Skandia Investment Services, Inc. (ASISI) and/or Prudential Investments LLC (PI), as applicable, will pay LSV an advisory fee on the net assets managed by LSV that is equal, on an annualized basis, to the following:

Portfolio Name	Advisory Fee
International Equity Portfolio of The Target Portfolio Trust

0.45% of average daily net assets to $150 million; 0.425% of average daily net assets from $150 million to $300 million; 0.40%of average daily net assets from $300 million to $450 million; 0.375% of average daily net assets from $450 million to $750 million; and 0.35% of average daily net assets over $750 million*

Target Moderate Allocation Fund of Target Asset Allocation Funds (formerly the Strategic Partners Moderate Allocation Fund of Strategic Partners Asset Allocation Funds)

0.45% of average daily net assets to $150 million; 0.425% of average daily net assets from $150 million to $300 million; 0.40%of average daily net assets from $300 million to $450 million; 0.375% of average daily net assets from $450 million to $750 million; and 0.35% of average daily net assets over $750 million**

Target Growth Allocation Fund of Target Asset Allocation Funds (formerly the Strategic Partners Growth Allocation Fund of Strategic Partners Asset Allocation Funds)

0.45% of average daily net assets to $150 million; 0.425% of average daily net assets from $150 million to $300 million; 0.40%of average daily net assets from $300 million to $450 million; 0.375% of average daily net assets from $450 million to $750 million; and 0.35% of average daily net assets over $750 million***

AST International Value Portfolio of American Skandia Trust (formerly AST LSV International Value Portfolio)

0.45% of average daily net assets to $150 million; 0.425% of average daily net assets from $150 million to $300 million; 0.40%of average daily net assets from $300 million to $450 million; 0.375% of average daily net assets from $450 million to $750 million; and 0.35% of average daily net assets over $750 million****

AST Advanced Strategies Portfolio of American Skandia Trust

0.45% of average daily net assets to $150 million; 0.425% of average daily net assets from $150 million to $300 million; 0.40%of average daily net assets from $300 million to $450 million; 0.375% of average daily net assets from $450 million to $750 million; and 0.35% of average daily net assets over $750 million*****

Global Portfolio of The Prudential Series Fund

0.45% of average daily net assets to $150 million; 0.425% of average daily net assets from $150 million to $300 million; 0.40%of average daily net assets from $300 million to $450 million; 0.375% of average daily net assets from $450 million to $750 million; and 0.35% of average daily net assets over $750 million******

SP International Value Portfolio of The Prudential Series Fund (formerly SP LSV International Value Portfolio)

0.45% of average daily net assets to $150 million; 0.425% of average daily net assets from $150 million to $300 million; 0.40%of average daily net assets from $300 million to $450 million; 0.375% of average daily net assets from $450 million to $750 million; and 0.35% of average daily net assets over $750 million*******

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* For purposes of calculating the advisory fee payable to LSV, the assets managed by LSV in the International Equity Portfolio of The Target Portfolio Trust will be aggregated with the assets managed by LSV in: (i) the AST International Value Portfolio of American Skandia Trust (formerly AST LSV International Value Portfolio); (ii) the AST Advanced Strategies Portfolio of American Skandia Trust; (iii) the SP International Value Portfolio of The Prudential Series Fund (formerly SP LSV International Value Portfolio); (iv) the Global Portfolio of The Prudential Series Fund; (v) the Target Moderate Allocation Fund of Target Asset Allocation Funds (formerly the Strategic Partners Moderate Allocation Fund of Strategic Partners Asset Allocation Funds); (vi) the Target Growth Allocation Fund of Target Asset Allocation Funds (formerly the Strategic Partners Growth Allocation Fund of Strategic Partners Asset Allocation Funds); and (vii) and any other portfolio subadvised by LSV on behalf of ASISI and/or PI or one of their affiliates pursuant to substantially the same investment strategy.

** For purposes of calculating the advisory fee payable to LSV, the assets managed by LSV in the Target Moderate Allocation Fund of Target Asset Allocation Funds (formerly the Strategic Partners Moderate Allocation Fund of Strategic Partners Asset Allocation Funds) will be aggregated with the assets managed by LSV in: (i) the AST International Value Portfolio of American Skandia Trust (formerly AST LSV International Value Portfolio); (ii) the AST Advanced Strategies Portfolio of American Skandia Trust; (iii) the SP International Value Portfolio of The Prudential Series Fund (formerly SP LSV International Value Portfolio); (iv) the Global Portfolio of The Prudential Series Fund; (v) the International Equity Portfolio of The Target Portfolio Trust; (vi) the Target Growth Allocation Fund of Target Asset Allocation Funds (formerly the Strategic Partners Growth Allocation Fund of Strategic Partners Asset Allocation Funds); and (vii) any other portfolio subadvised by LSV on behalf of ASISI and/or PI or one of their affiliates pursuant to substantially the same investment strategy.

*** For purposes of calculating the advisory fee payable to LSV, the assets managed by LSV in the Target Growth Allocation Fund of Target Asset Allocation Funds (formerly the Strategic Partners Growth Allocation Fund of Strategic Partners Asset Allocation Funds) will be aggregated with the assets managed by LSV in: (i) the AST International Value Portfolio of American Skandia Trust (formerly AST LSV International Value Portfolio); (ii) the AST Advanced Strategies Portfolio of American Skandia Trust; (iii) the SP International Value Portfolio of The Prudential Series Fund (formerly SP LSV International Value Portfolio); (iv) the Global Portfolio of The Prudential Series Fund; (v) the International Equity Portfolio of The Target Portfolio Trust; (vi) the Target Moderate Allocation Fund of Target Asset Allocation Funds (formerly the Strategic Partners Moderate Allocation Fund of Strategic Partners Asset Allocation Funds); and (vii) any other portfolio subadvised by LSV on behalf of ASISI and/or PI or one of their affiliates pursuant to substantially the same investment strategy.

**** For purposes of calculating the advisory fee payable to LSV, the assets managed by LSV in the AST International Value Portfolio of American Skandia Trust (formerly AST LSV International Value Portfolio) will be aggregated with the assets managed by LSV in: (i) the AST Advanced Strategies Portfolio of American Skandia Trust; (ii) the SP International Value Portfolio of The Prudential Series Fund (formerly SP LSV International Value Portfolio); (iii) the Global Portfolio of The Prudential Series Fund; (iv) the International Equity Portfolio of the Target Portfolio Trust; (v) the Target Moderate Allocation Fund of Target Asset Allocation Funds (formerly the Strategic Partners Moderate Allocation Fund of Strategic Partners Asset Allocation Funds); (vi) the Target Growth Allocation Fund of Target Asset Allocation Funds (formerly the Strategic Partners Growth Allocation Fund of Strategic Partners Asset Allocation Funds); and (vii) and any other portfolio subadvised by LSV on behalf of ASISI and/or PI or one of their affiliates pursuant to substantially the same investment strategy.

***** For purposes of calculating the advisory fee payable to LSV, the assets managed by LSV in the AST Advanced Strategies Portfolio of American Skandia Trust will be aggregated with the assets managed by LSV in: (i) the AST International Value Portfolio of American Skandia Trust (formerly AST LSV International Value Portfolio); (ii) the SP International Value Portfolio of The Prudential Series Fund (formerly SP LSV International Value Portfolio); (iii) the Global Portfolio of The Prudential Series Fund; (iv) the International Equity Portfolio of the Target Portfolio Trust; (v) the Target Moderate Allocation Fund of Target Asset Allocation Funds (formerly the Strategic Partners Moderate Allocation Fund of

Strategic Partners Asset Allocation Funds); (vi) the Target Growth Allocation Fund of Target Asset Allocation Funds (formerly the Strategic Partners Growth Allocation Fund of Strategic Partners Asset Allocation Funds); and (vii) and any other portfolio subadvised by LSV on behalf of ASISI and/or PI or one of their affiliates pursuant to substantially the same investment strategy.

****** For purposes of calculating the advisory fee payable to LSV, the assets managed by LSV in the Global Portfolio of The Prudential Series Fund will be aggregated with the assets managed by LSV in: (i) the SP International Value Portfolio of The Prudential Series Fund (formerly SP LSV International Value Portfolio); (ii) the AST International Value Portfolio of American Skandia Trust (formerly AST LSV International Value Portfolio); (iii) the AST Advanced Strategies Portfolio of American Skandia Trust; (iv) the International Equity Portfolio of the Target Portfolio Trust; (v) the Target Moderate Allocation Fund of Target Asset Allocation Funds (formerly the Strategic Partners Moderate Allocation Fund of Strategic Partners Asset Allocation Funds); (vi) the Target Growth Allocation Fund of Target Asset Allocation Funds (formerly the Strategic Partners Growth Allocation Fund of Strategic Partners Asset Allocation Funds); and (vii) and any other portfolio subadvised by LSV on behalf of ASISI and/or PI or one of their affiliates pursuant to substantially the same investment strategy.

******* For purposes of calculating the advisory fee payable to LSV, the assets managed by LSV in the SP International Value Portfolio of The Prudential Series Fund (formerly SP LSV International Value Portfolio) will be aggregated with the assets managed by LSV in: (i) the Global Portfolio of The Prudential Series Fund; (ii) the AST International Value Portfolio of American Skandia Trust (formerly AST LSV International Value Portfolio); (iii) the AST Advanced Strategies Portfolio of American Skandia Trust; (iv) the International Equity Portfolio of the Target Portfolio Trust; (v) the Target Moderate Allocation Fund of Target Asset Allocation Funds (formerly the Strategic Partners Moderate Allocation Fund of Strategic Partners Asset Allocation Funds); (vi) the Target Growth Allocation Fund of Target Asset Allocation Funds (formerly the Strategic Partners Growth Allocation Fund of Strategic Partners Asset Allocation Funds); and (vii) and any other portfolio subadvised by LSV on behalf of ASISI and/or PI or one of their affiliates pursuant to substantially the same investment strategy.

Effective Date: January 1, 2007